Vocera Announces Third Quarter Revenue of $33.8 million and Raises FY’16 Revenue Guidance

SAN JOSE, Calif. - October 27, 2016 - Vocera Communications, Inc. (NYSE: VCRA), the leading healthcare communications company, today reported total revenue of $33.8 million, an increase of 28% compared to revenue of $26.5 million in the third quarter of 2015.

“The third quarter of 2016 was an outstanding quarter for our business. The market demand for our products is expanding, as both new and existing customers seek solutions to address communication and collaboration challenges and improve patient safety and staff experience. Our success in the market is confirmation that the Vocera software platform is resonating with customers.” said Brent Lang, president and CEO of Vocera. “We are executing well as a company, and our sales, customer deployments, and product development efforts are on track for continued success.”

Third quarter of 2016 financial highlights include:

•	Total revenue of $33.8 million, up 28% year-over-year

•	GAAP loss per share of $(0.04); non-GAAP earnings per share of $0.08

•	Adjusted EBITDA of $2.6 million

•	Deferred revenue of $41.8 million as of September 30, 2016

•	Cash, cash equivalents and short-term investments of $121.6 million; no debt

Third Quarter 2016 Results
Total revenue for the third quarter of 2016 was $33.8 million, compared to $26.5 million in the third quarter of 2015.

(in thousands)	Three months ended September 30,
	2016	2015	% change
Product revenue
Device	$14,106	$10,448	35.0%
Software	5,197	3,696	40.6
Total product	19,303	14,144	36.5

Service revenue
Maintenance and support	11,037	9,852	12.0
Professional services and training	3,415	2,458	38.9
Total service	14,452	12,310	17.4
Total revenue	$33,755	$26,454	27.6%

GAAP gross margin for the third quarter of 2016 was 63.6%, compared to 61.4% in the third quarter of 2015.

	Three months ended September 30,
	2016	2015
Gross margin
Product	68.7%	62.9%
Service	56.7	59.6
Total gross margin	63.6%	61.4%

Non-GAAP gross margin
Product	69.3%	63.9%
Service	58.4	61.7
Total non-GAAP gross margin	64.6%	62.8%

GAAP net loss for the third quarter of 2016 was $(1.2) million, or $(0.04) per share, compared to $(4.5) million, or $(0.17) per share in the third quarter of 2015. Both Adjusted EBITDA and non-GAAP net income were positive in the third quarter of 2016.

	Three months ended September 30,
(in thousands except per share amounts)	2016	2015
Net loss	$(1,197)	$(4,464)
Net loss per share	$(0.04)	$(0.17)
Non-GAAP net income (loss)	$2,143	$(1,055)
Non-GAAP net income (loss) per share	$0.08	$(0.04)
Adjusted EBITDA	$2,649	$(449)

Deferred revenue at September 30, 2016, was $41.8 million, compared to $34.1 million at September 30, 2015, and $39.6 million at December 31, 2015. Strong expense and working capital management resulted in cash, cash equivalents and short-term investments of $121.6 million at September 30, 2016, compared to $116.1 million at September 30, 2015, and $116.8 million at December 31, 2015. The Company continues to have a strong balance sheet with no debt.

Full Year and Fourth Quarter 2016 Guidance
Earlier today, the Company announced the acquisition of Extension Healthcare in a separate press release. As part of this acquisition the Company will issue restricted stock units totaling approximately 300,000 shares of Vocera common stock to approximately 140 Extension Healthcare employees who will join Vocera. These restricted stock units will vest over three years after the closing. The Company's guidance incorporates the estimated impact of the acquisition except for the amortization of acquired intangibles which will be determined as part of purchase accounting.

The Company is raising full-year 2016 revenue guidance to between $126 million and $128 million and a GAAP loss per share between $(0.58) and $(0.51). The Company also raised full-year 2016 non-GAAP net income per share guidance to be between $0.01 and $0.07 and non-GAAP Adjusted EBITDA to be between $2.5 and $4.0 million.

(in millions except per share amounts)	Q4'16		FY'16
	Low	High	Low	High
Revenue	$34.3	$36.3	$126.0	$128.0
Loss per share	$(0.30)	$(0.23)	$(0.58)	$(0.51)
Diluted non-GAAP net income (loss) per share	$(0.06)	$—	$0.01	$0.07
Adjusted EBITDA	$(0.8)	$0.7	$2.5	$4.0

Certain amounts in our release may not re-compute due to rounding. A reconciliation of non-GAAP to GAAP financial measures, and fourth quarter and full-year guidance, are included in the financial schedules, linked below.

Link to third-quarter financial statements, guidance and reconciliation to GAAP:
http://www.vocera.com/public/earnings/VCRA-Q3-16-Financials.pdf

The restricted stock units described above to Extension Healthcare employees will be made from an inducement plan for the acquisition adopted by the Company’s Board of Directors without shareholder approval pursuant to the inducement exemption provided under the NYSE listing rules.

Conference Call Information
Vocera Communications will host a conference call at 5 p.m. ET (2 p.m. PT) today, October 27, 2016, to discuss the Company’s results.

Investors may access a free, live webcast of the call through the Investors section of the Company’s website at investors.vocera.com.

The call also can be accessed by dialing 844-464-3152, or 508-637-5574 for international callers, and using the access code 81440273.

A webcast replay of the call will be archived on the Vocera website.

Forward-Looking Statements
Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the U.S. federal securities laws, including statements regarding future events, such as our ability to continue execute on our business plans and strategies and our expected operating results for the fourth quarter and full year 2016. These forward-looking statements are based on limited information currently available to us and our management`s expectations, which are inherently subject to change and involve a number of risks and uncertainties.
Actual events or results may differ materially from those in any forward-looking statement due to various factors, including but not limited to, our ability to achieve anticipated strategic or financial benefits from our acquisitions; changes in regulations in the U.S. and other countries; the effects on government and commercial hospital customers of the federal budget and budgetary uncertainty; changes in healthcare insurance coverage and consumers’ utilization of healthcare and hospital services; our ability to achieve and maintain profitability; the demand for our various solutions in the healthcare and other markets; our lengthy and unpredictable sales cycle; our ability to offer high-quality services and support for our solutions; our ability to acquire the sole and limited source hardware and software components of our solutions; our ability to obtain the required capacity and product quality from our contract manufacturer; our ability to develop and introduce new solutions and features to existing solutions and to manage our growth; and the other factors described in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as our other filings with the Securities and Exchange Commission (SEC). Our filings with the SEC are available on the Investors section of the Company`s web site at www.vocera.com. The financial and other information contained in this press release should be read in conjunction with the financial statements and notes thereto included in our filings with the SEC. Our operating results for any historical period, including the third quarter of 2016, are not necessarily indicative of our operating results for any future periods. This press release speaks only as of its date. We assume no obligation to update the information in this press release, to revise any forward-looking statements, or to update the reasons actual events or results could differ materially from those anticipated in forward-looking statements.

Use of Non-GAAP Financial Information
This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Our management evaluates the Company's results and makes operating decisions using various GAAP and non-GAAP measures. In addition to our GAAP results, we also consider non-GAAP gross margin, non-GAAP gross margin for products and for services, non-GAAP net income/(loss), non-GAAP earnings/(loss) per diluted share and non-GAAP operating expense. We also present Adjusted EBITDA, a non-GAAP measure that we reconcile to net income/(loss). These non-GAAP measures should not be considered as a substitute for the corresponding financial measure derived in accordance with GAAP. We present the non-GAAP measures because we consider them to be important supplemental information for our investors for analyzing our performance, core operating results and trends. Investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures included with this press release.
Our non-GAAP gross margins, non-GAAP net income/(loss), non-GAAP earnings/(loss) per diluted share, non-GAAP operating expense, and Adjusted EBITDA are exclusive of certain items to facilitate management's review of the comparability of our core operating results on a period to period basis because such items are not related to our ongoing core operating results as viewed by management. We define our "core operating results" as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

a) Stock-based compensation expense impact. We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options and restricted stock units as non-GAAP adjustments in each period.
b) Amortization of acquired intangibles. We acquired certain companies in 2010 and 2014 and we have just announced an acquisition in 2016, and booked, or expect to book intangible assets related to these acquisitions. The amortization of these acquired intangible assets is excluded from non-GAAP net income because it is not related to ongoing controllable management decisions and because it is non-cash in nature.
c) Securities litigation. In August 2013, Vocera and other related parties were named as defendants in two purported securities class actions, alleging claims for allegedly misleading statements regarding our business and financial results. An agreement in principle to settle these matters has been agreed to by Vocera and lead plaintiff counsel in the third quarter of 2015 and the settlement, which called for payment of $9 million, was funded entirely and directly by our insurance carriers and paid during the three months ended September 30, 2016. Our projections of net income/(loss), and non-GAAP earnings/(loss) per diluted share for the full year and fourth quarter of 2016 do not give effect to any such future legal expenses because we do not regard them as reflective of the costs we incur to operate our business. For the same reason, our non-GAAP results exclude these securities litigation expenses.
d) Acquisition related expenses. In addition to the amortization of acquired intangibles mentioned above, we also adjust for certain acquisition-related expenses that we may incur including (i) professional service fees and (ii) transition costs. Professional service fees include third party costs related to the acquisition, such as due diligence costs, accounting fees, legal fees, valuation services and commissions, if any. Transition costs include retention payments, transitional employee costs and earn-out payments treated as compensation expense. We consider such costs and adjustments as highly variable in amount and frequency, being significantly impacted by the timing and size of any acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management can better focus on the organic continuing operations of our baseline and acquired businesses.
e) Restructuring costs. We exclude restructuring costs from non-GAAP measures because we do not regard these limited-term or one-time costs as reflective of normal costs we incur to operate our business. These are defined in U.S. GAAP to include one-time employee termination benefits, contract termination costs, and other associated costs, with respect to exit or disposal activities.
Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Vocera's control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock option grants.
We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:
1) Such non-GAAP financial measures provide an additional analytical tool for understanding our financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;
2) These non-GAAP financial measures facilitate comparisons to the operating results of other companies commonly compared to us, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance; and
3) These non-GAAP financial measures are employed by our management in their own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting.
Set forth below are additional reasons why share-based compensation expense is excluded from our non-GAAP financial measures:
i) While share-based compensation constitutes one of our ongoing and recurring expenses, it is not an expense that requires cash settlement by us. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.
ii) We present share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation are dependent upon the trading price of our common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties, the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.
As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for our GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

•
Our stock options, restricted stock units, and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future; and

•	Other companies may calculate non-GAAP financial measures differently than us, limiting their usefulness as a comparative measure.
Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between our non-GAAP and GAAP financial results is set forth in the financial tables referred to above, and linked to, this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results for the respective periods.
About Vocera:
Vocera Communications, Inc. offers one of the most robust clinical communications systems in healthcare. Vocera delivers secure, integrated and intelligent communication solutions that enable care teams to collaborate more efficiently by delivering the right information, to the right person, on the right device, in the right location, at the right time. Vocera solutions provide hands-free voice communication, smartphone applications, secure text messaging, patient engagement tools, and integrated clinical workflow with EHRs, nurse call systems and physiological monitors. These solutions help improve operational efficiency, quality of care, safety and satisfaction across the continuum of care. In addition to technology solutions, Vocera drives thought leadership and new standards in care to elevate patient, family, nurse and physician experiences via the company's research collaborative, the Experience

Innovation Network. Vocera is led by President and CEO Brent Lang and is headquartered in San Jose, California, with offices in San Francisco, Tennessee, Canada, India, United Arab Emirates and the United Kingdom. Robert J. Zollars is the Chairman of the Board. For more information, visit www.vocera.com and @VoceraComm on Twitter.

The Vocera logo is a trademark of Vocera Communications, Inc. Vocera® is a trademark of Vocera Communications, Inc. registered in the United States and other jurisdictions. All other trademarks appearing in this release are the property of their respective owners.

Contacts:

Investors:
Sue Dooley
Vocera Communications, Inc.
408.882.5971
investorrelations@vocera.com

Media:
Tara Stultz
Amendola Communications
440.225.9595
tstultz@acmarketingpr.com

Vocera Communications, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Revenue
Product	$19,303	$14,144	$50,807	$39,926
Service	14,452	12,310	40,877	35,795
Total revenue	33,755	26,454	91,684	75,721
Cost of revenue
Product	6,042	5,248	16,435	14,403
Service	6,253	4,968	18,037	14,733
Total cost of revenue	12,295	10,216	34,472	29,136
Gross profit	21,460	16,238	57,212	46,585
Operating expenses
Research and development	4,286	4,252	12,686	12,977
Sales and marketing	13,305	12,178	38,078	34,694
General and administrative	5,138	4,146	14,099	12,714
Total operating expenses	22,729	20,576	64,863	60,385
Loss from operations	(1,269)	(4,338)	(7,651)	(13,800)
Interest income	196	139	573	366
Other expense, net	(75)	(149)	(226)	(314)
Loss before income taxes	(1,148)	(4,348)	(7,304)	(13,748)
Provision for income taxes	(49)	(116)	(183)	(374)
Net loss	$(1,197)	$(4,464)	$(7,487)	$(14,122)

Net loss per share
Basic and diluted	$(0.04)	$(0.17)	$(0.28)	$(0.55)
Weighted average shares used to compute net loss per share
Basic and diluted	27,024	26,131	26,675	25,878

Vocera Communications, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	September 30, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$41,100	$20,572
Short-term investments	80,509	96,202
Accounts receivable, net of allowance	17,772	22,605
Other receivables	869	1,009
Inventories	4,083	2,713
Prepaid expenses and other current assets	2,756	2,165
Total current assets	147,089	145,266
Property and equipment, net	6,109	3,620
Intangible assets, net	1,825	2,375
Goodwill	9,988	9,988
Other long-term assets	1,111	1,012
Total assets	$166,122	$162,261
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$2,844	$2,932
Accrued payroll and other current liabilities	12,081	13,339
Deferred revenue, current	33,678	31,495
Total current liabilities	48,603	47,766
Deferred revenue, long-term	8,139	8,097
Other long-term liabilities	4,260	1,967
Total liabilities	61,002	57,830
Stockholders' equity	105,120	104,431
Total liabilities and stockholders’ equity	$166,122	$162,261

Vocera Communications, Inc.
Reconciliation of GAAP to Non-GAAP
(In thousands, except per share amounts)
(Unaudited)
Three months ended September 30, 2016
		Stock	Intangible		Acquisition
	GAAP	compensation	amortization	Litigation	related	Total	Non-GAAP
	2016	expense (a)	(b)	expense (c)	expense (d)	adjustments	2016
Revenue
Product	$19,303					$—	$19,303
Service	14,452					—	14,452
Total revenue	33,755	—	—	—	—	—	33,755
Cost of revenue
Product	6,042	61	60			121	5,921
Service	6,253	237	—			237	6,016
Total cost of revenue	12,295	298	60	—	—	358	11,937
Gross profit	21,460	(298)	(60)	—	—	(358)	21,818
Operating expenses
Research and development	4,286	287	—			287	3,999
Sales and marketing	13,305	1,102	46			1,148	12,157
General and administrative	5,138	1,213	72		262	1,547	3,591
Total operating expenses	22,729	2,602	118	—	262	2,982	19,747
Income (loss) from operations	(1,269)	(2,900)	(178)	—	(262)	(3,340)	2,071
Interest income	196					—	196
Other expense, net	(75)					—	(75)
Income (loss) before income taxes	(1,148)	(2,900)	(178)	—	(262)	(3,340)	2,192
Provision for income taxes	(49)					—	(49)
Net Income (loss)	$(1,197)	$(2,900)	$(178)	$—	$(262)	$(3,340)	$2,143
Net loss per share
Basic	$(0.04)						$0.08
Diluted	$(0.04)						$0.08
Weighted average shares used to compute net loss per share
Basic	27,024						27,024
Diluted	27,024						28,250

Three months ended September 30, 2015
		Stock	Intangible		Acquisition
	GAAP	compensation	amortization	Litigation	related	Total	Non-GAAP
	2015	expense (a)	(b)	expense (c)	expense (d)	adjustments	2015
Revenue
Product	$14,144					$—	$14,144
Service	12,310					—	12,310
Total revenue	26,454	—	—	—	—	—	26,454
Cost of revenue
Product	5,248	56	81			137	5,111
Service	4,968	248	—			248	4,720
Total cost of revenue	10,216	304	81	—	—	385	9,831
Gross profit	16,238	(304)	(81)	—	—	(385)	16,623
Operating expenses
Research and development	4,252	375	—			375	3,877
Sales and marketing	12,178	1,388	56			1,444	10,734
General and administrative	4,146	1,124	81			1,205	2,941
Total operating expenses	20,576	2,887	137	—	—	3,024	17,552
Income (loss) from operations	(4,338)	(3,191)	(218)	—	—	(3,409)	(929)
Interest income	139					—	139
Other expense, net	(149)					—	(149)
Income (loss) before income taxes	(4,348)	(3,191)	(218)	—	—	(3,409)	(939)
Provision for income taxes	(116)					—	(116)
Net Income (loss)	$(4,464)	$(3,191)	$(218)	$—	$—	$(3,409)	$(1,055)
Net loss per share
Basic and diluted	$(0.17)						$(0.04)
Weighted average shares used to compute net loss per share
Basic and diluted	26,131						26,131

(a)This adjustment reflects the accounting impact of non-cash stock-based compensation expense.

(b)	This adjustment reflects the accounting impact of acquisitions in 2010 and 2014 in non-cash expense.
(c)This operating expense adjustment reflects class action litigation expenses from the August 2013 lawsuit.
(d)This operating expense adjustment reflects the costs associated with acquisitions in 2016.

Vocera Communications, Inc.
Reconciliation of GAAP to Non-GAAP
(In thousands, except per share amounts)
(Unaudited)
Nine months ended September 30, 2016
		Stock	Intangible		Acquisition
	GAAP	compensation	amortization	Litigation	related	Total	Non-GAAP
	2016	expense (a)	(b)	expense (c)	expense (d)	adjustments	2016
Revenue
Product	$50,807					$—	$50,807
Service	40,877					—	40,877
Total revenue	91,684	—	—	—	—	—	91,684
Cost of revenue
Product	16,435	167	179			346	16,089
Service	18,037	724	—			724	17,313
Total cost of revenue	34,472	891	179	—	—	1,070	33,402
Gross profit	57,212	(891)	(179)	—	—	(1,070)	58,282
Operating expenses
Research and development	12,686	817	—			817	11,869
Sales and marketing	38,078	3,390	138			3,528	34,550
General and administrative	14,099	3,493	233		262	3,988	10,111
Total operating expenses	64,863	7,700	371	—	262	8,333	56,530
Income (loss) from operations	(7,651)	(8,591)	(550)	—	(262)	(9,403)	1,752
Interest income	573					—	573
Other expense, net	(226)					—	(226)
Income (loss) before income taxes	(7,304)	(8,591)	(550)	—	(262)	(9,403)	2,099
Provision for income taxes	(183)					—	(183)
Net Income (loss)	$(7,487)	$(8,591)	$(550)	$—	$(262)	$(9,403)	$1,916
Net loss per share
Basic	$(0.28)						$0.07
Diluted	$(0.28)						$0.07
Weighted average shares used to compute net loss per share
Basic	26,675						26,675
Diluted	26,675						27,911

Nine months ended September 30, 2015
		Stock	Intangible		Acquisition
	GAAP	compensation	amortization	Litigation	related	Total	Non-GAAP
	2015	expense (a)	(b)	expense (c)	expense (d)	adjustments	2015
Revenue
Product	$39,926					$—	$39,926
Service	35,795					—	35,795
Total revenue	75,721	—	—	—	—	—	75,721
Cost of revenue
Product	14,403	190	243			433	13,970
Service	14,733	764	—			764	13,969
Total cost of revenue	29,136	954	243	—	—	1,197	27,939
Gross profit	46,585	(954)	(243)	—	—	(1,197)	47,782
Operating expenses
Research and development	12,977	918	—			918	12,059
Sales and marketing	34,694	3,483	172			3,655	31,039
General and administrative	12,714	3,174	163	9		3,346	9,368
Total operating expenses	60,385	7,575	335	9	—	7,919	52,466
Income (loss) from operations	(13,800)	(8,529)	(578)	(9)	—	(9,116)	(4,684)
Interest income	366					—	366
Other expense, net	(314)					—	(314)
Income (loss) before income taxes	(13,748)	(8,529)	(578)	(9)	—	(9,116)	(4,632)
Provision for income taxes	(374)					—	(374)
Net Income (loss)	$(14,122)	$(8,529)	$(578)	$(9)	$—	$(9,116)	$(5,006)
Net loss per share
Basic and diluted	$(0.55)						$(0.19)
Weighted average shares used to compute net loss per share
Basic and diluted	25,878						25,878
(a)This adjustment reflects the accounting impact of non-cash stock-based compensation expense.

(b)	This adjustment reflects the accounting impact of acquisitions in 2010 and 2014 in non-cash expense.
(c)This operating expense adjustment reflects class action litigation expenses from the August 2013 lawsuit.
(d)This operating expense adjustment reflects the costs associated with acquisitions in 2016.

Vocera Communications, Inc.
Non-GAAP Adjusted EBITDA
(In thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
GAAP net loss	$(1,197)	$(4,464)	$(7,487)	$(14,122)
Add back:
Stock compensation expense	2,900	3,191	8,591	8,529
Litigation expense	—	—	—	9
Acquisition related expenses	262	—	262	—
Interest income	(180)	(123)	(530)	(316)
Depreciation and amortization expense	815	831	2,271	2,485
Provision for income taxes	49	116	183	374
Non-GAAP adjusted EBITDA	$2,649	$(449)	$3,290	$(3,041)

Vocera Communications, Inc.
Future guidance for operating results
(In millions, except per share amounts)

Reconciliation for GAAP to Non-GAAP for net income (loss) and net income (loss) per share
	Q4-16		FY-16
	Low	High	Low	High
Revenue	$34.3	$36.3	$126.0	$128.0
GAAP net loss	(8.1)	(6.1)	(15.6)	(13.6)
Stock compensation expense	3.4	3.4	12.0	12.0
Intangible amortization expense	0.2	0.2	0.8	0.8
Acquisition and restructuring expense	2.9	2.4	3.2	2.7
Total adjustments	6.6	6.0	16.0	15.5
Non-GAAP net income (loss)	$(1.6)	$(0.1)	$0.4	$1.9
Weighted average shares (in thousands)
Basic	27,150	27,150	26,794	26,794
Diluted - GAAP	27,150	27,150	26,794	26,794
Diluted - Non-GAAP	27,150	27,150	28,000	28,000

GAAP net loss per share, basic and diluted	$(0.30)	$(0.23)	$(0.58)	$(0.51)

Non-GAAP net income (loss) per share :
Basic	$(0.06)	$—	$0.01	$0.07
Diluted	$(0.06)	$—	$0.01	$0.07

Reconciliation of Non-GAAP net income (loss) to adjusted EBITDA
	Q4-16		FY-16
	Low	High	Low	High
Non-GAAP net income (loss)	$(1.6)	$(0.1)	$0.4	$1.9
Interest income, net	(0.1)	(0.1)	(0.6)	(0.6)
Depreciation expense	0.7	0.7	2.4	2.4
Provision for income taxes	0.1	0.1	0.3	0.3
Total adjustments	0.7	0.7	2.1	2.1
Adjusted EBITDA	$(0.8)	$0.7	$2.5	$4.0

* Amounts may not recompute due to rounding.